UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 2, 2006

HIGHLAND CLAN CREATIONS CORP.
(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-101133
(Commission File Number)

98-0379351
(IRS Employer Identification No.)

#17 - 936 Peace Portal Drive, Blaine, Washington 98230
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (360) 306-5275

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On May 2, 2006 the Registrant entered into a Share Purchase Agreement (the “Agreement”) for the sale of its legal and beneficial interest in all of the issued and outstanding shares of the Registrant’s wholly-owned subsidiary, Bodysentials Health & Beauty Inc. (“Bodysentials”), constituting a disposition of all or substantially all of the Registrant’s business assets. The transaction and the Agreement were approved by resolutions of our Board of Directors and Shareholders on May 2, 2006. Pursuant to the Agreement the Registrant will transfer all of the issued and outstanding shares of Bodysentials to Universal Financial Consulting Inc. (“Universal”) in exchange for the release of liability of the Registrant of a loan of $100,000 plus accrued interest of approximately $10,000 owed to Universal pursuant to a Convertible Loan Agreement dated May 20, 2005. In respect of the transaction, the Registrant will file a Schedule 14C Information Statement.

Item 9.01. Financial Statements and Exhibits.

10.1 Share Purchase Agreement with Universal Financial Consulting Inc. dated May 2, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHLAND CLAN CREATIONS CORP.

/s/ Brent McMullin

Brent McMullin, President

Date: May 2, 2006